As filed with the Securities and Exchange Commission on July 31, 2009
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ---------------------------------

                                       AXA
             (Exact name of registrant as specified in its charter)

THE REPUBLIC OF FRANCE                                            N/A
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                            Identification Number)

                       ---------------------------------

                     25 AVENUE MATIGNON--75008 PARIS--FRANCE
                             (011 33 1) 40 75 57 00
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                       ---------------------------------

                               AXA SHAREPLAN 2009
        AXA STOCK OPTION PLAN FOR AXA FINANCIAL EMPLOYEES AND ASSOCIATES
                            (Full Title of the Plan)

                       ---------------------------------

                             RICHARD V. SILVER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               AXA FINANCIAL, INC.
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 314-3916

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       ---------------------------------

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule-12b-2 of the Exchange Act.

Large accelerated filer [X]   Accelerated filer  [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company) Smaller reporting company [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE           OFFERING         AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED       REGISTERED       PRICE PER SHARE (2)       PRICE (2)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
 Ordinary Shares (1)     13,000,000             $20.54           $267,020,000          $14,899.72
-----------------------------------------------------------------------------------------------------------
 Ordinary Shares (1)      2,000,000             $20.54           $ 41,080,000          $ 2,292.27
-----------------------------------------------------------------------------------------------------------

(1) These shares may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents one Ordinary Share. The Registrant's ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-13376).

(2) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's ADSs, as reported on the New York Stock Exchange on July 29, 2009.

ITEM 1.  PLAN INFORMATION.

             Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

             Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

             The following documents are incorporated by reference herein and shall be deemed a part hereof, except that the following information in the below documents shall not be deemed incorporated by reference herein or a part hereof: information related to underlying earnings, adjusted earnings, embedded value or components thereof (including, without limitation, life new business contribution, life new business margin, and life new business premiums); margin analysis; and any other information that would constitute a non-GAAP financial measure subject to the rules and regulations of the Commission.

       (a) AXA's Annual Report on Form 20-F for the year ended December 31, 2008 (the "2008 Form 20-F");

       (b) AXA's Current Reports on Form 6-K furnished to the Commission on February 19, 2009, March 27, 2009 and May 7, 2009;

       (c) The description of AXA's Ordinary Shares and American Depositary Shares contained in Item 10 of AXA's 2008 Form 20-F; and

       (d) All other reports filed (or furnished) by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2008.

             To the extent designated therein, certain Current Reports of AXA on Form 6-K, and all other documents filed by AXA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents, except for information related to underlying earnings, adjusted earnings, embedded value or components thereof (including, without limitation, life new business contribution, life new business margin, and life new business premiums); margin analysis; and any other information that would constitute a non-GAAP financial measure subject to the rules and regulations of the Commission.

             Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any document filed with or furnished to the Commission subsequently to that document and incorporated herein by reference or in any other document filed subsequent to the date of this Registration Statement which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

             George Stansfield, Executive Vice President and General Counsel, has given his opinion about certain legal matters affecting AXA Ordinary Shares registered under this Registration Statement. George Stansfield owns, or has the right to acquire, AXA restricted shares, AXA American Depository Receipts and AXA Ordinary Shares.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

             AXA maintains liability insurance for its directors and officers, including insurance against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

             Not applicable.

ITEM 8.      EXHIBITS

             See Exhibit Index.

ITEM 9. UNDERTAKINGS

(a)          The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement; and

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on July 31, 2009.

                                               AXA

                                               By: /s/ Denis Duverne
                                                  ---------------------------
                                                  Denis Duverne
                                                  Chief Financial Officer and
                                                  Member of the Management Board


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Denis Duverne and George Stansfield, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement, supplements to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Name                           Title                       Date
            ----                           -----                       ----

/s/ Henri de Castries         Chairman of the Management Board     July 31, 2009
---------------------------   (Principal Executive Officer)
Henri de Castries

/s/ Denis Duverne             Member of the Management Board       July 31, 2009
---------------------------   (Chief Financial Officer)
Denis Duverne

/s/ Laurent Clamagirand       Group Financial Controller           July 31, 2009
---------------------------   (Principal Accounting Officer)
Laurent Clamagirand

/s/ Francois Pierson          Member of the Management Board       July 31, 2009
---------------------------
Francois Pierson

/s/ Claude Brunet             Member of the Management Board       July 31, 2009
---------------------------
Claude Brunet


/s/ Alfred Bouckaert          Member of the Management Board       July 31, 2009
---------------------------
Alfred Bouckaert


/s/ Christopher M. Condron    Member of the Management             July 31, 2009
---------------------------   Board (Authorized Representative
Christopher M. Condron        in the United States)

                                  EXHIBIT INDEX

Exhibit
Number        Description of Exhibit
-------       ----------------------

4.1 Statuts of AXA, as amended (incorporated by reference to Exhibit 1 to AXA's Form 20-F for the year ended December 31,
              2008).

4.2 Amended and Restated Deposit Agreement, dated as of April 27, 2001, among AXA, The Bank of New York and all owners from time to time of American Depositary Receipts issued thereunder, filed as Exhibit 3A to the Company's Registration Statement on Form F-6 filed on April 18, 2001 (Registration No. 333-13376) and incorporated herein by reference.

4.3           The AXA Stock Option Plan for AXA Financial Employees and
              Associates.

5.1           Opinion of George Stansfield, General Counsel of AXA.

23.1          Consent of PricewaterhouseCoopers Audit.

23.2 Consent of George Stansfield, General Counsel of AXA (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24            Powers of Attorney (included on the signature pages hereto).